UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On May 2, 2017, IDT Corporation’s (the “Registrant”) Board of Directors and its Compensation and Corporate Governance Committees approved the grant to Howard Jonas, the Registrant’s Chairman, of options to purchase up to 1,000,000 shares of the Registrant’s Class B Common Stock at an exercise price of $14.93 per share, the closing price of the Registrant’s Class B Common Stock on May 1, 2017 (the “Option”). The Option is immediately exercisable.  The unexercised portion of the Option will terminate should Mr. Jonas cease being an officer or director of the Registrant or one or more of its subsidiaries.  The Registrant will have the right to repurchase the Class B Common Stock issued upon exercise of the Option at a purchase price equal to the exercise price of the Option should Mr. Jonas cease being an officer or director of the Registrant or one or more of its subsidiaries. The Registrant’s repurchase right will lapse as to 333,333 shares underlying the Options on each of May 2, 2018 and 2019 and as to 333,334 shares underlying the Option on May 2, 2020.  Mr. Jonas will be prohibited from transferring any shares of the Class B Common Stock issued on exercise of the Option that are subject to the Registrant’s repurchase right. The Options have not been granted under the Registrants 2015 Stock Option and Incentive Plan, as amended (the “Plan”), but, except to the extent otherwise provided in the related grant agreement, will be subject to the terms of the Plan. The grant of the Options will be subject to ratification by the stockholders of the Registrant.

Item 8.01	Other Events.

On May 2, 2017, the Board of Directors the Registrant and its Corporate Governance Committee approved the sale by the Registrant of 1,000,000 shares of Class B common stock to Howard Jonas, the Registrant’s Chairman, for aggregate consideration of $14.93 million. The price per share of $14.93 was based on the closing price of the Class B common stock on May 1, 2017. The purchase is to be consummated within sixty (60) days of such approval.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Dated: May 8, 2017	By:	/s/ Shmuel Jonas
	Name:	Shmuel Jonas
	Title:	Chief Executive Officer

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